                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported)

                              October 30, 1997


                      SPLASH TECHNOLOGY HOLDINGS, INC.

             (Exact Name of Registrant as Specified in Charter)


                                  Delaware

               (State or other jurisdiction of incorporation)

           000-21171                            77-0418472
    (Commission File No.)         (IRS Employer Identification Number)


                             555 Del Ray Avenue
                        Sunnyvale, California  94086

                  (Address of Principal Executive Offices)


                               (408) 328-6300

            (Registrant's Telephone Number, Including Area Code)
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Item 2.  Acquisition and Disposition of Assets

        On October 30, 1997, pursuant to an Agreement and Plan of Reorganization dated as of October 10, 1997 (the "Merger Agreement"), among Splash Technology Holdings, Inc. (the "Registrant" or "Splash"), CA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), ColorAge Inc, a Massachusetts corporation ("ColorAge"), Merger Sub was merged with and into ColorAge (the "Merger"), and ColorAge, as the surviving corporation, became a wholly-owned subsidiary of the Registrant.

        The consideration paid by the Registrant in the Merger consisted of an aggregate of $30 million in a combination of approximately $25.5 million in cash and approximately $4.5 million in stock. The cash consideration paid at closing was paid out of Splash's cash on hand.

        Splash develops, produces and markets color servers that provide an integrated link between desktop computers and digital color laser copiers and enable such copiers to provide high quality, high speed, networked color printing. These hybrid systems, consisting of color servers and digital color laser copiers (referred to as connected or multifunction copiers), support multiple uses including image scanning, image manipulation, printing and photocopying. Splash's products feature advanced color correction, color calibration and separations support, ease of use, time-saving workflow functionality, simulation of many color monitors and printing presses and automatic correction for certain printing workflow problems.

        ColorAge designs, manufactures and markets DocuPress, a line of color document print servers targeted principally at the emerging market for high-speed color printing in the office.

Item 5.  Other Events

        As of October 31, 1997 Christine A. Beheshti, an officer of Splash, resigned her position as Vice President, Software Engineering. On October 31, 1997, Edward S. Gavrin was appointed as an officer of Splash, with the position of Vice President, Research and Development.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of ColorAge

            It is impracticable for the Registrant to provide financial statements for the business acquired at this time. Such financial statements shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

        (b) Pro Forma Financial Information

            It is impracticable for the Registrant to provide Pro Forma financial information assuming a business combination between the Registrant and ColorAge at this time. Such Pro Forma financial information shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

(c)  Exhibits

      2.1 Agreement and Plan of Reorganization dated as of October 10, 1997 among the Registrant, Merger Sub and ColorAge, together with Exhibits A-E thereto.

      99.1 Press Release, dated October 31, 1997, announcing consummation of the Merger.
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                      SPLASH TECHNOLOGY HOLDINGS, INC.

                         CURRENT REPORT ON FORM 8-K

                              INDEX TO EXHIBITS



Exhibit No.     Description

2.1 Agreement and Plan of Reorganization dated as of October 10, 1997 among the Registrant, Merger Sub and ColorAge, together with Exhibits A-E.

99.1            Press Release, dated October 31, 1997, announcing consummation of the Merger.
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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SPLASH TECHNOLOGY HOLDINGS, INC.


Dated:  November 12, 1997       By:  /s/ Kevin K. Macgillivray


                                    Kevin K. Macgillivray President and
                                    Chief Executive Officer